Exhibit 99.2

Griffon Corporation

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

$150,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS

5.75% SENIOR NOTES DUE 2028

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by Griffon Corporation, a Delaware corporation (the “Company”), The AMES Companies, Inc., a Delaware corporation, ATT Southern LLC, a Delaware limited liability company, Clopay Ames Holding Corp., a Delaware corporation, Clopay Corporation, a Delaware corporation, ClosetMaid LLC, a Delaware limited liability company, CornellCookson, LLC, a Delaware limited liability company, Cornell Real Estate Holdings, LLC, an Arizona limited liability company, and Telephonics Corporation, a Delaware corporation, pursuant to the Prospectus, dated [●], 2020 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), if the certificates for the Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on July [●], 2020 (the “Expiration Date”), unless the Company extends the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wells Fargo Bank, National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent is:

WELLS FARGO BANK, N.A.
Corporate Trust Services
MAC N9300-070
608 South Fourth Street
Minneapolis, MN 55402

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for Guarantee of Signatures. In order for guaranteed delivery, the undersigned in the Accompanying Guarantee below, must deliver to the Exchange Agent, at its address set forth in this Notice of Guaranteed Delivery, the certificates representing all tendered Old Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes indicated below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Procedures for Tendering Old notes—Guaranteed Delivery Procedures” section of the Prospectus.

Certificate Number(s) (if known) of Old Notes or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Old Notes	Aggregate Principal Amount of Old Notes Being Tendered

PLEASE COMPLETE AND SIGN

(Signature(s) of Record Holder(s))

(Please Type or Print Name(s) of Record Holder(s))

Dated:                   , 2020

Address:

(Zip Code)

(Daytime Area Code and Telephone No.)

☐	Check this Box if the Old Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Old Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Old Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Old Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

(Authorized Signature)

Address:

(Zip Code)

Area Code and Tel. No.:

Name:

(Please Type or Print)

Title:

Dated: ________, 2020

NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders, and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No notice of Guaranteed Delivery should be sent to the Company.

2. Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Old Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Old Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, must submit evidence satisfactory to the Company of their authority so to act with this Notice of Guaranteed Delivery.

3. Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.